EXHIIBT 3.2


                      AMENDED CERTIFICATE OF INCORPORATION
                      ------------------------------------
                       (AFTER RECEIPT OF PAYMENT OF STOCK)

TO:  OKLAHOMA SECRETARY OF STATE
     2300 N. Lincoln Blvd., Room 101, State Capitol Building
     Oklahoma City, Oklahoma  73105-4897
     (405) 522-4560

This form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year.

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.       A.    That the name of the corporation is:  Dayton Energy Corporation
                                                   -----------------------------

         B.    As amended: The name of the corporation has been changed to:
               American Natural Energy Corporation
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2.       The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

David C. Cameron       100 W. 5th St., Suite 900,      Tulsa,      Tulsa  74103
--------------------------------------------------------------------------------
NAME OF AGENT          STREET ADDRESS                  CITY        COUNTY  ZIP
                       (P.O. BOXES ARE NOT ACCEPTABLE)

3.       The duration of the corporation is: Perpetual
                                            ------------------------------------

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

         NUMBER OF SHARES           SERIES                  PAR VALUE PER SHARE

         Common   50,000,000                                       $.01
                --------------------        --------        -------------------

         Preferred
                  ------------------        --------        -------------------

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made: Change the name of the corporation: "First: The name of this Corporation shall be American Natural Energy Corporation."


         That by unanimous written of consent without a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling the shareholders of said corporation to approve the same.

         That thereafter, pursuant to said resolution of its Board of Directors, the consent by all of the shareholders of said corporation was duly obtained and the necessary number of shares as required by statute were voted in favor of the amendment(s).

         SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S. Sections 1077 and 1080.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this _______ day of March, 2001.


                                    DAYTON ENERGY CORPORATION


                                    By:
                                        ----------------------------------------
                                           Mike Paulk, President

ATTEST:


By:
   -------------------------------
   David C. Cameron, Secretary


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